UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Infinity Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplemental Materials in Support of Equity Plan Proposal May 2012

Reasons to Vote “FOR” the Equity Plan
Proposal
1. We have a strong track record of aligning executive pay with performance.
2. We have a broad-based, options-only equity program that optimally aligns compensation with shareholder return.  Moreover, our Citizen-Owners have demonstrated their belief in the long-term success of our company by holding their vested, in-the-money options.
3. Our burn rate from options is well below ISS thresholds, as well as the more stringent commitment we made to our shareholders.
4. We have been extremely successful in funding our clinical development programs through vehicles other than dilutive equity financings. This success has the result of overstating the impact of options when performing shareholder value transfer (SVT) and voting power dilution analyses. In addition, recent appreciation in INFI stock is not reflected in
ISS analyses.
5. We do not anticipate requesting additional shares under our equity incentive plan until at least our 2014 annual meeting.

INFI Aligns Pay with Performance and
Shareholder Value Creation
• “Say on Pay” proposal received 96% support at our 2011 annual meeting
• We score a “LOW” level of concern under each of ISS’s pay for performance tests:
– Relative Degree of Alignment score of 32.4 – TSR performance ranking has outpaced our CEO pay ranking over the combined one and three year periods
– Multiple of Median – our CEO pay for the last year was approximately 0.8x of our peer group median
– Pay/TSR Alignment score of 4.6% -- TSR performance has trended higher than our
CEO compensation
• We have a “broad based,” “options-only” equity program
– Over 76% of option grants are to non-NEOs – a higher percentage of grants to non-
officers than our compensation peer group
– Options-only approach better aligns compensation to shareholder return than does use of less dilutive, “full value” awards
Sources: Internal analysis using ISS Compass Model, 24 February 2012; Glass Lewis Proxy Paper, 22 April 2012

Our Citizen-Owners Share Our
Shareholders’ Long-Term Focus
Number
Weighted-Average
Exercise Price
Outstanding stock options 7,992,966 $8.36
Vested stock options 5,037,061 $9.08
Vested and in-the-money stock options 3,624,292 $7.15
Expected term of outstanding stock options
(using internal Black-Scholes valuation model)
6.1 years*

Our Citizen-Owners are focused on creating long-term value for shareholders.  This is manifest in their practice of holding their vested, in-the-money stock options.  This practice has the result of magnifying our “overhang” from stock options.
Calculated as of 3/31/12.
* Our stock options generally vest over 4 years.

Our Burn Rate from Options Is Well Managed
ISS Burn Rate Cap – GIC Code 3520
(Pharmaceuticals, Biotechnology & Life Sciences)
7.49%
INFI 3-year burn rate commitment made upon
approval of 2010 equity incentive plan
7.31%
INFI 1-year burn rate – FY 2011 4.85%
INFI 3-year average burn rate – FY 2009-11 4.72%

Our Track Record of Non-Dilutive Financing
Overstates the Impact of Stock Options
Date Shares of INFI Stock Outstanding
December 31, 2011 26,721,739
December 31, 2009 26,238,954
Aggregate Shares Issued in FY 2010-11 482,785

Fiscal Year
Non-Dilutive R&D
Funding from Alliance
Partner
Average Closing
Price Per Share
Share Dilution
Avoided
2011 $85,000,000 $7.06 ~ 12 million
2010 $65,000,000 $6.11 ~ 10.6 million
Total $150,000,000 ~ 22.6 million
Management’s strategy to avoid dilution while enabling robust R&D investment has provided significant benefits to shareholders. Focusing solely on dilution from stock options could create a perverse disincentive with respect to seeking non-dilutive sources of R&D financing in the future.

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EDGAR Online
NBI
INFI

Recent INFI Stock Appreciation Not Reflected
in ISS Calculations Using 12/1/11 Data

INFI stock has
appreciated  > 45%
since the 12/1/11
data download used
by ISS, and has
substantially
outpaced growth in
the NASDAQ Biotech
Index during this
period.  We believe
that this stock price
appreciation, if
considered, would
have a favorable
impact on the results
of ISS’s SVT analysis.

Forward-Looking Statements
The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform
Act of 1995. These statements involve risks and uncertainties that could cause actual results to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties are described in detail under the caption “Risk Factors” included in our annual report on Form 10-K for the year ended
December 31, 2011, which we filed with the Securities and Exchange Commission on March 13, 2012. We expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.